Exhibit 99.1

Hortonworks Reports Financial Results for Fourth Quarter and Fiscal Year 2014

SANTA CLARA, Calif.—February 24, 2015—Hortonworks® (NASDAQ: HDP), the leading contributor to and provider of enterprise Apache™ Hadoop®, today announced financial results for the fourth quarter and fiscal year 2014.

“We are very pleased with our strong fourth quarter performance highlighted by billings growth of 148% year-over-year,” said Rob Bearden, chairman of the board of directors and chief executive officer, Hortonworks. “The completion of our initial public offering was an important milestone for us as it brought increased transparency, greater brand awareness and incremental resources to execute our growth strategy. Leading enterprise organizations have concluded that YARN-enabled Hadoop is foundational to their modern data architecture and the Hortonworks Data Platform is rapidly becoming the de facto standard to unlock business insight by bringing the new paradigm of data under management.”

Fourth quarter 2014 financial highlights:

•	Revenue: Total GAAP revenue was $12.7 million, an increase of 55% compared to the fourth quarter of 2013. Excluding the contra-revenue impact of $4.0 million from the 2011 Yahoo! Warrant that became exercisable upon our IPO, total non-GAAP revenue was $16.7 million, an increase of 96% compared to the non-GAAP revenue for the fourth quarter of 2013.

•	Billings: Total billings, defined as non-GAAP revenue plus the sequential quarterly change in total deferred revenue, were $31.9 million, a 148% increase over the $12.9 million in the same period last year, and a 48% increase over the $21.5 million reported in 3Q14.

•	Gross Profit: Total GAAP gross loss was $(46.2) million, compared to gross profit of $2.9 million in the fourth quarter of 2013. Non-GAAP gross profit, which excludes non-GAAP financial measures provided in the financial statement tables included in this press release, for the quarter was $6.0 million compared to $3.4 million in the year ago period. Non-GAAP gross margin was 36% for the fourth quarter 2014, compared to 40% during the same period last year.

•	Operating Loss: GAAP operating loss for the fourth quarter totaled $(92.5) million, compared to a loss of $(14.7) million during the fourth quarter last year. Non-GAAP operating loss, which excludes non-GAAP financial measures provided in the financial statement tables included in this press release, for the fourth quarter was $(37.0) million, compared to a loss of $(13.7) million during the same period last year.

•	Net Loss: GAAP net loss of $(90.6) million, or a loss of $(5.38) per basic and diluted share, compared to a GAAP net loss of $(14.7) million, or a loss of $(4.23) per basic and diluted share, in the fourth quarter of 2013. Non-GAAP net loss, which excludes non-GAAP financial measures provided in the financial statement tables included in this press release, for the fourth quarter of 2014 was $(36.9) million or $(2.19) per basic and diluted share, compared to a net loss of $(13.7) million or $(3.93) per basic and diluted share in the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA, defined as total billings minus total non-GAAP expenses which exclude non-GAAP financial measures provided in the financial statement tables included in this press release, for the fourth quarter of 2014 was negative $(21.8) million, compared to negative $(9.3) million for the fourth quarter of 2013.

•	Deferred Revenue: Deferred revenue was $62.9 million, a 125% increase over the $27.9 million reported as of December 31, 2013 and a 32% increase over the $47.7 million reported as of September 30, 2014.

•	Cash & Investments: As of December 31, 2014, Hortonworks had cash and investments of $204.5 million, compared to $126.9 million as of September 30, 2014 and $38.5 million as of December 31, 2013.

“We added 99 support subscription customers in Q4, bringing our cumulative total support subscription customer count to 332, including many of the largest and most respected companies in the world, while investing to build out key elements of our company to position us for future growth,” noted Rob Bearden. “We exited December 31, 2014 with total headcount of 601. Lastly, our quarterly average dollar-based net expansion rate was 144% for the trailing four quarters.”

Fiscal year 2014 financial highlights:

•	Revenue: Total GAAP revenue was $46.0 million, an increase of 91% compared to the prior year comprised of the 12-month unaudited period ended December 31, 2013. Excluding the contra-revenue impact from both the 2011 Yahoo! Warrant and AT&T relationship, total non-GAAP revenue was $52.1 million, an increase of 113% compared to fiscal year 2013.

•	Billings: Total billings were $87.1 million, a 134% increase over the $37.3 million reported in the prior year.

•	Gross Profit: Total GAAP gross loss was $(34.8) million, compared to gross profit of $5.4 million in fiscal year 2013. Non-GAAP gross profit, which excludes non-GAAP financial measures provided in the financial statement tables included in this press release, for the year was $19.8 million compared to $5.9 million in the year ago period. Non-GAAP gross margin was 38% for the fiscal year 2014, compared to 24% in the prior year.

•	Operating Loss: GAAP operating loss totaled $(173.5) million, compared to a loss of $(63.2) million during the fiscal year 2013. Non-GAAP operating loss, which excludes non-GAAP financial measures provided in the financial statement tables included in this press release, was $(105.7) million, compared to a loss of $(55.1) million during the prior year.

•	Net Loss: GAAP net loss was $(177.4) million in 2014, or a net loss of $(24.16) per basic and diluted share, compared to a GAAP net loss of $(63.1) million in 2013. Non-GAAP net loss, which excludes non-GAAP financial measures provided in the financial statement tables included in this press release, in 2014 was $(105.5) million or $(14.37) per basic and diluted share, compared to a net loss of $(55.1) million in 2013.

•	Adjusted EBITDA: Adjusted EBITDA, defined as total billings minus total non-GAAP expenses which exclude non-GAAP financial measures provided in the financial statement tables included in this press release, was negative $(70.7) million, compared to negative $(42.3) million for fiscal year 2013.

The comparative 12-month period for the year ended December 31, 2013 is derived from quarterly financial information disclosed in our Prospectus/Registration Statement filed on Form S-1 and declared effective on December 11, 2014. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Pivotal. An extensive collaboration was announced between Pivotal and Hortonworks last week highlighted by Hortonworks providing production-level technical support for Pivotal HD 3.0. Additionally, the partnership includes joint engineering to extend enterprise capabilities of Apache Hadoop and YARN with Pivotal technologies like HAWQ and GemFire as well as the certification of Pivotal’s Big Data Suite on the Hortonworks Data Platform (HDPTM).

•	Open Data Platform Initiative (or ODP). Hortonworks and other leading companies recently announced the shared industry effort aimed at enhancing the benefits of Apache Hadoop and big data technologies for enterprise companies.

•	Hitachi Data Systems (HDS). Hortonworks and HDS are now strategic partners with a joint engineering commitment to promote and support enterprise-ready Hadoop. Additionally, HDS can now resell the HDP offering to its enterprise customer base.

•	Data Governance Initiative (or DGI). In January 2015, Hortonworks announced a collaboration with industry leading companies Aetna (insurance), Target (retail), Merck (healthcare) and SAS (technology) to address data stewardship and data lifecycle management across industry verticals.

•	Google Cloud Platform. In January 2015, HDP became certified and available on the Google Cloud Platform. Enterprises worldwide can now dynamically provision HDP clusters on Google Compute Engine (GCE) and Google Cloud Storage to store, discover and analyze a unified collection of structured and unstructured information assets.

•	Initial Public Offering. On December 12, 2014, Hortonworks became a public company and began trading on the Nasdaq (ticker: HDP). The company closed its initial public offering, issuing a total of 7,187,500 shares of common stock at a price to the public of $16.00 per share, which included 937,500 shares of common stock issued upon the exercise in full of the underwriters’ over-allotment option. Excluded from this amount was an additional 486,486 shares of common stock issued in a concurrent private placement to Passport Capital. The offering and private placement generated net proceeds to the company of approximately $110 million.

Financial Outlook

As of February 24, 2015, Hortonworks is providing the following non-GAAP financial outlook for its first quarter and full year 2015 (negative numbers are shown in parentheses):

For the first quarter of 2015, we expect:

•	Billings between $27.0 million and $29.0 million, representing year-over-year growth of 98% at the midpoint.

•	Total revenue between $17.5 million and $18.5 million, representing year-over-year growth of 70% at the midpoint.

•	Adjusted EBITDA between negative $(27.0) million and $(29.0) million.

For the full year 2015, we expect:

•	Billings between $150.0 million and $156.0 million, representing year-over-year growth of 76% at the midpoint.

•	Total revenue between $83.5 million and $86.5 million, representing year-over-year growth of 63% at the midpoint.

•	Adjusted EBITDA between negative $(78.0) million and $(84.0) million.

Fourth Quarter and Fiscal Year 2014 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today, Tuesday, February 24, 2015. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for revenue, gross margins, operating margins, net income or loss, basic and diluted income or loss per share, adjusted EBITDA and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense, facilities exit costs, 2014 Yahoo! Common Stock Warrant (with a fair value of $5.4 million as of the initial public offering), 2011 Yahoo! Warrant (convertible to common stock and having a fair value of $52.0 million as of the initial public offering), AT&T Contra-revenue, tax benefit related to XA acquisition, other, contribution of developed technology, and a legal settlement. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Billings are calculated as non-GAAP revenue plus the quarterly sequential change in total deferred revenue. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Adjusted EBITDA is calculated as billings minus total non-GAAP expenses which includes all non-GAAP expenses associated with cost of revenue and operating expenses. Management believes Adjusted EBITDA offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Non-GAAP revenue is calculated as GAAP revenue plus the non-GAAP contra-revenue adjustments associated with the 2011 Yahoo! Warrant and AT&T relationship. Management believes non-GAAP revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes non-GAAP gross margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes non-GAAP operating margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Non-GAAP net loss is calculated as non-GAAP revenue minus total non-GAAP expenses plus interest and other income plus other income (expense) minus income tax expense (benefit). Management believes non-GAAP net loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information regarding the performance of our business, and will help investors better understand its business.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form S-1 effective December 11, 2014 and in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

We undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks develops, distributes and supports the only 100% open source Apache Hadoop data platform. Our team comprises the largest contingent of builders and architects within the Hadoop ecosystem who represent and lead the broader enterprise requirements within these communities.

The Hortonworks Data Platform provides an open platform that deeply integrates with existing IT investments and upon which enterprises can build and deploy Hadoop-based applications.

Hortonworks has deep relationships with the key strategic data center partners that enable our customers to unlock the broadest opportunities from Hadoop.

For more information, visit www.hortonworks.com.

Hortonworks, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Support subscription and professional services revenue:
Support subscription	$6,368	$5,250	$25,558	$15,462
Professional services	6,292	2,897	20,490	8,623

Total support subscription and professional services revenue	12,660	8,147	46,048	24,085
Cost of revenue:
Support subscription	49,812	917	52,687	5,912
Professional services	9,067	4,304	28,192	12,797

Total cost of revenue	58,879	5,221	80,879	18,709

Gross profit (loss)	(46,219)	2,926	(34,831)	5,376

Operating expenses:
Sales and marketing	26,142	8,557	70,695	30,141
Research and development	11,501	6,171	37,771	19,923
General and administrative	8,597	2,896	26,231	18,479
Contribution of acquired technology to the Apache Software Foundation	—	—	3,971	—

Total operating expenses	46,240	17,624	138,668	68,543

Loss from operations	(92,459)	(14,698)	(173,499)	(63,167)
Interest and other income	48	51	429	210
Other income (expense)	1,863	(77)	(5,406)	(133)

Loss before income tax expense (benefit)	(90,548)	(14,724)	(178,476)	(63,090)
Income tax expense (benefit)	85	15	(1,111)	49

Net loss	$(90,633)	$(14,739)	$(177,365)	$(63,139)

Net loss per share of common stock, basic and diluted	$(5.38)	$(4.23)	$(24.16)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	16,846,018	3,488,223	7,341,465

Hortonworks, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013	April 30, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$129,084	$25,304	$8,698
Short-term investments	75,381	13,205	9,185
Accounts receivable, net	32,900	12,712	6,968
Prepaid expenses and other current assets	3,728	1,132	1,388

Total current assets	241,093	52,353	26,239
Property and equipment, net	11,182	1,093	1,050
Long-term investments	—	—	1,011
Goodwill	2,119	—	—
Other non-current assets	304	22	22
Restricted cash	1,341	975	957

TOTAL ASSETS	$256,039	$54,443	$29,279

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$7,087	$2,438	$1,277
Accrued compensation and benefits	9,913	4,022	1,635
Accrued liabilities	6,333	7,412	2,774
Deferred revenue	50,280	15,899	6,451

Total current liabilities	73,613	29,771	12,137

Long-term deferred revenue	12,643	12,029	10,279
Other long-term liabilities	2,713	16	24

TOTAL LIABILITIES	88,969	41,816	22,440

Convertible preferred stock, par value of $0.0001 per share—zero, 38,090,975 and 31,382,808 shares authorized as of December 31, 2014 and 2013 and April 30, 2013; zero, 31,590,975 and 24,882,808 shares issued and outstanding as of December 31, 2014 and 2013 and April 30, 2013	—	103,067	53,254

STOCKHOLDERS’ EQUITY (DEFICIT):

Common stock, par value of $0.0001 per share—114,500,000, 85,000,000 and 71,000,000 shares authorized as of December 31, 2014 and 2013 and April 30, 2013; 40,987,583, 3,546,372 and 1,372,430 shares issued and outstanding as of December 31, 2014 and 2013 and April 30, 2013, actual	4	—	—
Additional paid-in capital	439,005	3,951	1,738
Accumulated other comprehensive income (loss)	(202)	(19)	6
Accumulated deficit	(271,737)	(94,372)	(48,159)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	167,070	(90,440)	(46,415)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$256,039	$54,443	$29,279

Hortonworks, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,	Eight Months Ended December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(177,365)	$(46,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,204	505
Amortization of premiums from investments	921	209
Stock-based compensation	9,032	1,327
Contra-revenue adjustment related to share purchase agreement	2,040	382
Loss on disposal of assets	118	91
Loss on early exit of lease	407	—
Contribution of acquired technology to the Apache Software Foundation	3,971	—
Release of deferred tax valuation allowance	(1,279)	—
Common stock warrant liability, including change in fair value	5,391	—
Contra revenue and cost of revenue adjustment related to vesting of the 2011 Yahoo! Warrant	52,000	—
Changes in operating assets and liabilities:
Accounts receivable	(20,188)	(5,744)
Prepaid expenses and other current assets	(2,716)	237
Other assets	(282)	(18)
Accounts payable	906	1,161
Accrued liabilities and other long-term liabilities	(2,910)	4,645
Accrued compensation and benefits	5,891	2,387
Deferred revenue	34,995	11,198

Net cash used in operating activities	(87,864)	(29,833)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(86,780)	(12,585)
Sale of investments	—	2,161
Maturity of investments	23,620	7,200
Change in restricted cash	(366)	—
Purchase of XA Secure	(2,996)	—
Purchases of property and equipment	(6,276)	(639)

Net cash provided by (used in) investing activities	(72,798)	(3,863)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net of issuance costs	149,547	49,813
Proceeds from initial public offering, net of issuance costs	110,359	—
Proceeds from issuance of common stock	2,580	179
Proceeds from payments of principal on promissory notes	4,865	310
Repurchase of restricted shares related to promissory notes	(2,909)	—

Net cash provided by financing activities	264,442	50,302

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	103,780	16,606
CASH AND CASH EQUIVALENTS—Beginning of period	25,304	8,698

CASH AND CASH EQUIVALENTS—End of period	$129,084	$25,304

Reconciliation of GAAP to Non-GAAP

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net Loss Attributable to GAAP	$(90,633)	$(14,739)	$(177,365)	$(63,139)
Stock-based compensation expense	3,541	650	9,032	1,672
Facilities exit costs	(41)	—	407	—
2014 Yahoo! Common Stock Warrant	(1,795)	—	5,391	—
2011 Yahoo! Warrant	52,000	—	52,000	—
AT&T Contra-revenue	—	382	2,040	382
Tax benefit related to XA acquisition	—	—	(1,279)	—
Other	—	—	338	—
Legal Settlement	—	—	—	6,000
Contribution of developed technology	—	—	3,971	—

Net Loss Attributable to Non-GAAP	$(36,928)	$(13,707)	$(105,465)	$(55,085)

Weighted average shares	16,846,018	3,488,223	7,341,465
Non-GAAP loss per share	$(2.19)	$(3.93)	$(14.37)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Gross Profit (Loss) GAAP	$(46,219)	$2,926	$(34,831)	$5,376

Stock-based compensation expense	261	74	580	157
2011 Yahoo! Warrant	52,000	—	52,000	—
AT&T Contra-revenue	—	382	2,040	382

Gross Profit (Loss) Non-GAAP	$6,042	$3,382	$19,789	$5,915

Revenues
GAAP	$12,660	$8,147	$46,048	$24,085
Non-GAAP	$16,707	$8,529	$52,135	$24,467
Gross Margin Percentages:
GAAP	(365)%	36%	(76)%	22%
Non-GAAP	36%	40%	38%	24%

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating Margin GAAP	$(92,459)	$(14,698)	$(173,499)	$(63,167)
Stock-based compensation expense	3,541	650	9,032	1,672
Facilities exit costs	(41)	—	407	—
2011 Yahoo! Warrant	52,000	—	52,000	—
AT&T Contra-revenue	—	382	2,040	382
Other	—	—	338	—
Legal Settlement	—	—	—	6,000
Contribution of developed technology	—	—	3,971	—

Operating Margin Non-GAAP	$(36,959)	$(13,666)	$(105,711)	$(55,113)

Revenues:
GAAP	$12,660	$8,147	$46,048	$24,085
Non-GAAP	$16,707	$8,529	$52,135	$24,467
Operating Margin Percentages:
GAAP	(730)%	(180)%	(377)%	(262)%
Non-GAAP	(221)%	(160)%	(203)%	(225)%

Supplemental Information

For the Twelve Months Ended December 31, 2014

(in thousands)

	Stock-Based Compensation Expense	Facilities Exit Costs	2014 Yahoo! Common Stock Warrant	2011 Yahoo! Warrant	AT&T Contra- revenue	Tax benefit related to XA acquisition	Other	Contribution of developed technology
Support subscription and professional services revenue:
Support subscription	$—	$—	$—	$4,000	$1,961	$—	$—	$—
Professional services	—	—	—	47	79	—	—	—

Total support subscription and professional services revenue	—	—	—	4,047	2,040	—	—	—
Cost of revenue:
Support subscription	(148)	—	—	(47,398)	—	—	—	—
Professional services	(432)	—	—	(555)	—	—	—	—

Total cost of revenue	(580)	—	—	(47,953)	—	—	—	—

Gross profit (loss)	580	—	—	52,000	2,040	—	—	—
Operating Expenses:
Sales and marketing	(1,881)	—	—	—	—	—	—	—
Research and development	(2,257)	—	—	—	—	—	—	—
General and administrative	(4,314)	(407)	—	—	—	—	(338)	—
Contribution of acquired technology to the Apache Software Foundation	—	—	—	—	—	—	—	(3,971)

Total operating expenses	(8,452)	(407)	—	—	—	—	(338)	(3,971)
Loss from operations	9,032	407	—	52,000	2,040	—	338	3,971
Interest and other income	—	—	—	—	—	—	—	—
Other expense	—	—	(5,391)	—	—	—		—

Loss before income tax expense (benefit)	9,032	407	5,391	52,000	2,040	—	338	3,971
Income tax expense (benefit)	—	—	—	—	—	1,279	—	—

Net loss	$9,032	$407	$5,391	$52,000	$2,040	$(1,279)	$338	$3,971

Supplemental Information

For the Twelve Months Ended December 31, 2013

(in thousands)

	Stock-Based Compensation Expense	AT&T Contra- revenue	Legal Settlement
Support subscription and professional services revenue:
Support subscription	$—	$367	$—
Professional services	—	15	—

Total support subscription and professional services revenue	—	382	—
Cost of revenue:
Support subscription	(20)	—	—
Professional services	(137)	—	—

Total cost of revenue	(157)	—	—

Gross profit (loss)	157	382	—
Operating Expenses:
Sales and marketing	(435)	—	—
Research and development	(558)	—	—
General and administrative	(522)	—	(6,000)

Total operating expenses	(1,515)	—	(6,000)
Loss from operations	1,515	382	6,000
Interest and other income	—	—	—
Other expense	—	—	—

Loss before income tax expense (benefit)	1,672	382	6,000
Income tax expense (benefit)	—	—	—

Net loss	$1,672	$382	$6,000

Supplemental Information

For the Three Months Ended December 31, 2014

(in thousands)

	Stock-Based Compensation Expense	Facilities Exit Costs	2014 Yahoo! Common Stock Warrant	2011 Yahoo! Warrant
Support subscription and professional services revenue:
Support subscription	$—	$—	$—	$4,000
Professional services	—	—	—	47

Total support subscription and professional services revenue	—	—	—	4,047
Cost of revenue:
Support subscription	(86)	—	—	(47,398)
Professional services	(175)	—	—	(555)

Total cost of revenue	(261)	—	—	(47,953)

Gross profit (loss)	261	—	—	52,000
Operating Expenses:
Sales and marketing	(903)	—	—	—
Research and development	(1,111)	—	—	—
General and administrative	(1,266)	41	—	—

Total operating expenses	(3,280)	41	—	—
Loss from operations	3,541	(41)	—	52,000
Interest and other income	—	—	—	—
Other income (expense)	—	—	1,795	—

Loss before income tax expense (benefit)	3,541	(41)	(1,795)	52,000
Income tax expense (benefit)	—	—	—	—

Net loss	$3,541	$(41)	$(1,795)	$52,000

Supplemental Information

For the Three Months Ended December 31, 2013

(in thousands)

	Stock-Based Compensation Expense	AT&T Contra- revenue
Support subscription and professional services revenue:
Support subscription	$—	$367
Professional services	—	15

Total support subscription and professional services revenue	—	382
Cost of revenue:
Support subscription	(9)	—
Professional services	(65)	—

Total cost of revenue	(74)	—

Gross profit (loss)	74	382
Operating Expenses:
Sales and marketing	(165)	—
Research and development	(231)	—
General and administrative	(180)	—

Total operating expenses	(576)	—
Loss from operations	650	382
Interest and other income	—	—
Other expense	—	—

Loss before income tax expense (benefit)	650	382
Income tax expense (benefit)	—	—

Net loss	$650	$382

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For Additional Information Contact:

Brian Marshall

bmarshall@hortonworks.com

650-305-7806